UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

FORM 8-K

———————

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2026

———————

FARMHOUSE, INC.

(Exact name of registrant as specified in its charter)

———————

NEVADA (NV)	333-238326	46-3321759
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

548 Market Street, Suite 90355, San Francisco, CA  94104

(Address of Principal Executive Office)  (Zip Code)

 (888) 420-6856

(Registrant’s telephone number, including area code)

  N/A

(Former name, former address and former fiscal year, if changed since last report)

———————

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to §13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On May 4, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Axiom Holdings Group LLC (the “Investor”), pursuant to which the Company issued a senior unsecured convertible promissory note in the original principal amount of $2,222,222 (the “Note”), representing gross proceeds of $2,000,000 after a ten percent (10%) original issue discount. The Purchase Agreement was originally executed on April 29, 2026 and subsequently amended to reflect a May 4, 2026 effective date.

The $2,000,000 aggregate consideration consisted of $1,000,000 in cash and $1,000,000 in digital asset consideration. The Company previously received a $100,000 advance from the Investor in March 2026, which was applied toward the Investor’s subscription at closing. Net cash proceeds received at closing was $884,000 after repayment of the advance and payment of $16,000 of Investor legal expenses in accordance with the terms of the Purchase Agreement. The Company intends to deploy the proceeds in accordance with its treasury strategy.

The Note bears interest at a rate of fifteen percent (15%) per annum and matures ten (10) months from the date of issuance, unless earlier converted in accordance with its terms. The Note provides for automatic conversion upon the occurrence of certain events, as more fully described in Item 2.03 below. Following a mandatory conversion event, the Note is no longer repayable in cash.

The conversion price is equal to seventy-five percent (75%) of the lowest volume-weighted average price (“VWAP”) of the Company’s common stock during the twenty (20) consecutive trading days immediately preceding the applicable conversion date, subject to a minimum conversion price of $0.15 per share and a maximum conversion price of $0.50 per share. The issuance of shares upon conversion of the Note will result in dilution to existing stockholders.

In connection with the Note, the Company is required to reserve shares of its common stock equal to two hundred percent (200%) of the maximum number of shares issuable upon conversion of the Note at the minimum conversion price.

In the event of a change of control of the Company prior to conversion of the Note, the Company is required to repay the outstanding principal and accrued interest in cash, unless the Investor elects to convert the Note in connection with such transaction.

The Purchase Agreement contains customary representations, warranties, and covenants for transactions of this nature, including most-favored-nation provisions, restrictions on certain future variable rate financings, and limitations on the Investor’s resale of shares based on trading volume, in each case subject to the terms and conditions set forth therein.

In connection with the financing, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission within ninety (90) days covering the resale of the shares of common stock issuable upon conversion of the Note, and to use commercially reasonable efforts to cause such registration statement to become effective and remain effective in accordance with the terms of the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement, the Note, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 4, 2026, the Company issued a Convertible Promissory Note (the “Note”) to Axiom Holdings Group LLC (the “Investor”) with an original principal amount of $2,222,222, reflecting gross proceeds of $2,000,000 and a ten percent (10%) original issue discount. The Note was originally executed on April 29, 2026 and, pursuant to an amendment, has an effective date of May 4, 2026.

The Note bears interest at a rate of fifteen percent (15%) per annum, calculated on a simple interest basis, and matures ten (10) months from the date of issuance, unless earlier converted in accordance with its terms. Accrued interest is payable only upon conversion, and no periodic cash interest payments are required. The Note is unsecured.

The Note provides for automatic and mandatory conversion into shares of the Company’s common stock upon the earliest to occur of: (i) one hundred eighty (180) days following issuance, (ii) the consummation of a firm underwritten public offering, uplisting, or other equity financing approved by the Company’s board of directors, (iii) the consummation of a qualified financing resulting in at least $5,000,000 of gross proceeds to the Company, or (iv) the closing price of the Company’s common stock equaling or exceeding $1.00 per share for twenty (20) consecutive trading days. The Note does not provide for holder-optional conversion and will convert automatically upon the occurrence of such events. Following a mandatory conversion event, the Note is no longer repayable in cash.

The conversion price is equal to seventy-five percent (75%) of the lowest volume-weighted average price (“VWAP”) of the Company’s common stock during the twenty (20) consecutive trading days immediately preceding the applicable conversion date, subject to a minimum conversion price of $0.15 per share and a maximum conversion price of $0.50 per share.

In the event of a change of control of the Company prior to conversion of the Note, the Company is required to repay the outstanding principal and accrued interest in cash, unless the Investor elects to convert the Note in connection with such transaction.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder. The securities have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Item 7.01 – Regulation FD Disclosure

On May 4, 2026, the Company issued a press release announcing the financing transaction described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated April 29, 2026, by and between the Company and Axiom Holdings Group LLC (*)
10.2	Convertible Promissory Note in favor of Axiom Holdings Group LLC, dated April 29, 2026 (*)
10.3	Registration Rights Agreement, dated April 29, 2026, by and between the Company and Axiom Holdings Group LLC (*)
10.4	Amendment to Transaction Documents, dated May 4, 2026
99.1	Press Release dated May 4, 2026

(*) Pursuant to Exhibit 10.4, the operative date of the Transaction Documents is May 4, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMHOUSE, INC.

Date: May 6, 2026	By:	/s/ Evan Horowitz
EVAN HOROWITZ
Chief Executive Officer, Director
(Principal Executive Officer)